CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in the  Liberty  Tax-Managed  Aggressive  Growth  Fund and  Liberty
Tax-Managed Growth Fund II Class A, B and C Shares Prospectuses and in the Liberty Tax-Managed Aggressive Growth Fund and Liberty Tax-Managed Growth Fund II Class Z Shares Prospectuses and "Independent Auditors of the Fund" in the Liberty Tax-Managed Aggressive Growth Fund and Liberty Tax-Managed Growth Fund II Statements of Additional Information in Post-Effective Amendment Number 64 to the Registration Statement (Form N-1A, No. 2-41251) of Liberty Funds Trust I, and to the incorporation by reference of our report dated December 14, 2000 on Liberty Tax-Managed Aggressive Growth Fund and Liberty Tax-Managed Growth Fund II (two of the series of Liberty Funds Trust I), included in the Liberty Tax-Managed Funds October 31, 2000 Annual Report.



/s/ERNST & YOUNG LLP


Boston, Massachusetts
February 23, 2001